Exhibit 21 to Buckhead America Corporation
                          December 31, 1998 Form 10-KSB


                          BUCKHEAD AMERICA CORPORATION
                            (A Delaware Corporation)

                              SUBSIDIARY COMPANIES
                             As of December 31, 1998


                              Delaware Corporations
                              ---------------------

                               BLM Virginia, Inc.
                                 BLM Prime, Inc.
                            CHI - Sandy Springs, Inc.
                           BAC Hotel Management, Inc.
                              BLM EB Orlando, Inc.
                                  BLM EB, Inc.
                                 CHI Dixie, Inc.
                              BLM EB Daytona, Inc.
                                   BLM-F, Inc.
                                  BLM-RH, Inc.
                                  BLM-RF, Inc.
                              BAC Franchising Inc.


                                Texas Corportion
                                ----------------
                         Country Hearth Inns/Texas, Inc.


                               Georgia Corporation
                               -------------------
                       Country Hearth Inns - Dalton, Inc.

                                Ohio Corporations
                                -----------------
                          The Lodge Keeper Group, Inc.
                 Integrated Motel Management Group of Ohio, Inc.
                                  HOMANCO, Inc.
                             LKG Development I, Inc.